FIRST AMENDMENT

THIS FIRST AMENDMENT (this “Amendment”) dated as of December 11, 2008 to the Credit Agreement referenced below is by and among the Borrowers identified on the signature pages hereto (the “Borrowers”), the Guarantors identified on the signature pages hereto (the “Guarantors”), the Lenders identified on the signature pages hereto and Bank of America, N.A., as Administrative Agent (in such capacity, the “Administrative Agent”).

WITNESSETH

WHEREAS, credit facilities have been extended to the Borrowers pursuant to the Amended and Restated Credit Agreement (as amended, modified, supplemented, increased and extended from time to time, the “Credit Agreement”) dated as of July 29, 2005 among the Borrowers, the Lenders identified therein and the Administrative Agent;

WHEREAS, the Guarantors guaranteed the obligations of the Borrowers under the Credit Agreement pursuant to the Guaranty Agreements; and

WHEREAS, the Borrowers have requested certain modifications to the Credit Agreement and all the Lenders have agreed to the requested modifications on the terms and conditions set forth herein.

NOW, THEREFORE, IN CONSIDERATION of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.            Defined Terms.  Capitalized terms used herein but not otherwise defined herein shall have the meanings provided to such terms in the Credit Agreement.

2.            Amendments.  The Credit Agreement is amended as follows:

2.1          The definition of “Asset Coverage Ratio” in Section 1.1 is deleted.

2.2          The definition of “Fixed Charge Coverage Ratio” in Section 1.1 is amended to read as follows:

“Fixed Charge Coverage Ratio” means the ratio of (a) EBITDA minus income tax expense, to (b) the sum of interest expense, plus the current portion of long term liabilities, plus capital expenditures and plus Restricted Payments paid in cash.

2.3          In the definition of “Domestic Borrowers” in Section 1.1, the phrase “any other Person that becomes a “Borrower” under the Domestic Credit Facility” is added immediately prior to “and their successors and assigns”.

2.4          The definition of “Maturity Date” in Section 1.1 is amended to read as follows:

“Maturity Date” means the later of (a) July 31, 2010 and (b) if maturity is extended pursuant to Section 2.14, such extended maturity date as determined pursuant to such Section 2.14.

2.5          The definition of “Swing Line Sublimit” in Section 1.1 is amended to read as follows:

“Swing Line Sublimit” means an amount equal to ten percent (10%) of the Aggregate Commitments; provided that the Borrowers may decrease and thereafter from time to time increase and decrease the amount of the Swing Line Sublimit upon three Business Days prior written notice from Micros to the Swing Line Lender and the Administrative Agent provided that the amount of the Swing Line Sublimit shall not at any time exceed ten percent (10%) of the Aggregate Commitments.  The Swing Line Sublimit is part of, and not in addition to, the Aggregate Commitments.

2.6          The following definitions are added to Section 1.1:

“Liquidity” means, as of any date of determination, an amount equal to the sum of (a) the Aggregate Commitments less the Total Outstandings plus (b) cash and cash equivalents of the Loan Parties plus (c) the Domestic Credit Facility Agreement Commitments less the “Total Outstandings” under, and as defined in, the Domestic Credit Facility.

“Permitted Acquisition” means an acquisition by a Borrower provided that (a) a Borrower is the surviving entity, (b) in the case of an acquisition of the equity interests of another Person, the board of directors (or other comparable governing body) of such other Person shall have duly approved such acquisition, (c) if the aggregate consideration for such acquisition exceeds $75 million, Borrower shall have furnished financial projections to the Administrative Agent in form and detail reasonably acceptable to the Administrative Agent demonstrating that, after giving effect to such acquisition (and the incurrence of any Debt in connection therewith) on a Pro Forma Basis Borrower would be in compliance with the financial covenants set forth in Section 6.12 for each of the next four fiscal quarters, and (d) after giving effect to such acquisition (and the incurrence of any Debt in connection therewith) on a Pro Forma Basis (i) no Default or Event of Default shall exist, (ii) the ratio of Total Funded Debt (the aggregate of Domestic Debt and International Debt) to consolidated EBITDA of MICROS and all foreign and domestic Affiliates shall not exceed 1.75:1.0 as of the end of the most recent fiscal quarter for which Borrower has delivered financial statements pursuant to Section 6.1(a) or (b), and (iii) Liquidity exceeds $25 million.

“Pro Forma Basis” means, with respect to any transaction (including, without limitation, any Restricted Payment), that such transaction shall be deemed to have occurred as of the first day of the most recent four fiscal quarter period preceding the date of such transaction for which the Borrowers were required to deliver financial statements pursuant to Section 6.1(a) or (b).

2.7          Section 2.1(b) is amended to read as follows:

(b)           The Borrower may, at its option, not more than once per calendar quarter, elect to increase the Aggregate Commitments, provided that (i) the Borrower shall give ten (10) Business Days prior written notice to the Administrative Agent of such election; (ii) the Borrower shall decrease the Domestic Credit Facility Aggregate Commitments on a dollar for dollar basis concurrent with the effective date of such increase; (iii) each of the conditions precedent set forth in Section 4.2 shall be satisfied as of the effective date of such increase; (iv) the aggregate amount of the Aggregate Commitments and the Domestic Credit Facility Aggregate Commitments shall not exceed $65,000,000 (less (x) the amount of any prior reduction in the Aggregate Commitments pursuant to Section 2.6 and (y) the amount of any prior reduction in the Domestic Credit Facility Aggregate Commitments pursuant to Section 2.6 of the credit agreement for the Domestic Credit Facility); (v) such increase shall be in a minimum amount of $5,000,000 and in integral multiples of $1,000,000 in excess thereof; (vi) such requested increase shall only be effective upon receipt by the Administrative Agent of (A) additional Commitments in a corresponding amount of such increase from either existing Lenders and/or one or more other institutions that qualify as Eligible Assignees (it being understood and agreed that no existing Lender shall be required to provide an additional Commitment) and (B) documentation from each institution providing an additional Commitment evidencing its additional Commitment and its obligations under this Agreement in form and substance reasonably acceptable to the Administrative Agent including, without limitation, Notes evidencing each Lender’s Pro Rata Share of the Aggregate Commitments as increase; and (vii) if any Loans are outstanding at the time of the increase in the Aggregate Commitments, the Borrower shall, if applicable and notwithstanding any provision in any Loan Document requiring the application of payments or prepayments on a pro rata basis, including, without limitation, Section 2.13, prepay one or more existing Loans (such prepayment to be subject to Section 3.5) in an amount necessary such that after giving effect to the increase in the Aggregate Commitments, each Lender will hold its pro rata share (based on its Pro Rata Share of the increased Aggregate Commitments) of outstanding Loans.

2.8          Section 6.2(e) is amended to read

(e)           [Reserved];

2.9          Section 6.2(i) is amended to read as follows:

(i)           as soon as available, but in no event later than ninety (90) days after the end of each fiscal year of Borrower, a schedule of account receivable agings.

2.10        Section 6.12 (c) is deleted.

2.11        In Section 7.2 clauses (e) and (f) are renumbered as clauses (f) and (g), and a new clause (e) is added thereto to read as follows:

(e)           Permitted Acquisitions;

2.12        Clause (iv) of Section 7.3(d) is amended to read as follows:

(iv)         the foreign exchange exposure under such Swap Contract does not exceed $20,000,000 as determined by Administrative Agent in its sole discretion

2.13        Section 7.4(c) is amended to read as follows:

(c)           a Borrower may acquire another Person or merge or consolidate with or into, another Person, provided that such acquisition, merger or consolidation is a Permitted Acquisition.

2.14        Section 7.6(e) is amended to read as follows:

(e)
Borrower, Subsidiaries and Domestic Borrowers may make Restricted Payments in cash provided that after giving effect to such Restricted Payment (and the incurrence of any Domestic Debt in connection therewith) on a Pro Forma Basis (i) no Default or Event of Default shall exist, (ii) the ratio of Total Funded Debt (the aggregate of Domestic Debt and International Debt) to consolidated EBITDA of MICROS and all foreign and domestic Affiliates shall not exceed 1.75:1.0 as of the end of the most recent fiscal quarter for which Borrower has delivered financial statements pursuant to Section 6.1(a) or (b), and (iii) Liquidity exceeds $25 million.

2.15        Clause (i) of Section 8.1(a) is amended to read as follows:

(i) when required to be paid herein, any amount of principal or any Loan, or any L/C Obligation,

2.16        In Exhibit D Section III of Schedule 2 is deleted.

3.            Conditions Precedent.  This Amendment shall be effective as of the date hereof upon the satisfaction of the following conditions:

(a)           execution of this Amendment by the Loan Parties and all the Lenders;

(b)           receipt by the Administrative Agent of a certificate of an officer of each Loan Party certifying that the resolutions of the board of directors of such Loan Party delivered at the closing of the Credit Agreement have not been rescinded or modified and remain in full force; and

(c)           the receipt by the Administrative Agent, for the account of each Lender that executes this Amendment, an amendment fee equal to twenty-five basis points (0.25%) on the amount of such Lender’s Commitment.

4.             Reaffirmation of Obligations.  Each Loan Party (a) acknowledges and consents to all of the terms and conditions of this Amendment, (b) affirms all of its obligations under the Loan Documents and (c) agrees that this Amendment and all documents executed in connection herewith do not operate to reduce or discharge such Loan Party’s obligations under the Loan Documents.

5.             Reaffirmation of Security Interests.  Each Loan Party (i) affirms that each of the Liens granted in or pursuant to the Loan Documents are valid and subsisting and (ii) agrees that this Amendment shall in no manner impair or otherwise adversely effect any of the Liens granted in or pursuant to the Loan Documents.

6.             No Other Changes.  Except as modified hereby, all of the terms and provisions of the Loan Documents shall remain in full force and effect.

7.             Counterparts; Facsimile Delivery.  This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original and it shall not be necessary in making proof of this Amendment to produce or account for more than one such counterpart. Delivery of an executed counterpart of this Amendment by facsimile or other electronic imaging means shall be effective as an original.

8.             Governing Law.  This Amendment shall be deemed to be a contract made under, and for all purposes shall be construed in accordance with, the laws of the State of Maryland.

[Signature Pages Follow]

IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this First Amendment to be duly executed and delivered as of the date first above written.

BORROWERS:	MICROS-FIDELIO (IRELAND) LTD., an Irish registered limited liability company
MICROS-FIDELIO SYSTEMS (UK) LTD.,
a company organized under the laws of England
MICROS-FIDELIO ESPAÑA S.L., a company organized under the laws of Spain
MICROS-FIDELIO (CANADA), LTD.,
a corporation under the laws of British Columbia, Canada
MICROS-FIDELIO BRAZIL, LTDA., a corporation under the laws of Brazil
MICROS-FIDELIO FRANCE S.A.S.,
a company organized under the laws of France
HOSPITALITY TECHNOLOGIES, S.A., a corporation under the laws of Argentina
MICROSFIDELIO MEXICO S.A. DE C.V.,
a company organized under the laws of Mexico
MICROS SYSTEMS HOLDING GMBH,
a limited liability company under the laws of the Federal Republic of Germany
MICROS-FIDELIO GMBH,
a limited liability company under the laws of the Federal Republic of Germany
MICROS-FIDELIO SOFTWARE PORTUGAL UNIPESSOAL LDA,
a company under the laws of Portugal
MICROS-FIDELIO (THAILAND) CO., LTD.,
a company organized under the laws of Thailand
MICROS-FIDELIO SINGAPORE PTE LTD.,
a company organized under the laws of Singapore
MICROS-FIDELIO SOFTWARE (PHILIPPINES), INC.,
a corporation under the laws of the Philippines
MICROS-FIDELIO JAPAN LTD., a company organized under the laws of Japan
MICROS-FIDELIO AUSTRALIA PTY. LTD.,
a company organized under the laws of Australia
MICROS-FIDELIO HONG KONG, LTD.,
a company organized under the laws of Hong Kong
MICROS-FIDELIO FINLAND OY (formerly known as FIDELIO NORDIC OY), a company organized under the laws of Norway
MICROS-FIDELIO SWEDEN A.B. (formerly known as FIDELIO NORDIC SVERIGE, A.B.), a company organized under the laws of Sweden
HOTELBK, A.B., a corporation under the laws of Sweden

By:
Name:	Gary Kaufman
Title:	Executive Vice President and
Chief Financial Office of each of the Borrowers

[SIGNATURE PAGES FOLLOW]

MICROS-FIDELIO NORWAY A/S (formerly known as FIDELIO NORDIC NORWAY A/S), a company organized under the laws of Norway

By:
Name:
Title:

[SIGNATURE PAGES FOLLOW]

GUARANTORS:	MICROS SYSTEMS, INC., a Maryland corporation
DV TECHNOLOGY HOLDINGS CORPORATION, a Delaware corporation
DATAVANTAGE CORPORATION, an Ohio corporation
MICROS FIDELIO NEVADA, LLC, a Nevada limited liability company
MSI DELAWARE, LLC, a Delaware limited liability company
MICROS-FIDELIO WORLDWIDE, INC., a Nevada corporation
JTECH COMMUNICATIONS, INC., a Delaware corporation

By:
	Name:	Gary Kaufman
	Title:	Executive Vice President and
Chief Financial Office of each of the Guarantors

MICROS-FIDELIO (IRELAND) LTD,
a corporation organized under the laws of Ireland

By:
	Name:	Gary Kaufman
	Title:	Directors

[SIGNATURE PAGES FOLLOW]

ADMINISTRATIVE
AGENT:	BANK OF AMERICA, N.A., as Administrative Agent

By:
Name:
Title:

LENDERS:	BANK OF AMERICA, N.A., as a Lender

By:
Name:
Title:

WACHOVIA BANK, NATIONAL ASSOCIATION

By:
Name:
Title:

U.S. BANK NATIONAL ASSOCIATION

By:
Name:
Title: